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                                                                    EXHIBIT 10.7

                                                     Agreement Number: SWS990001

                           Purchasing Schedule No. 2

                                March 13, 2000

     This Purchasing Schedule No. 2 ("Schedule") documents the product licenses and services being purchased by Licensee under the terms and conditions of the License Agreement dated December 29, 1999, between Motive Communications, Inc., a Delaware corporation with an office at 9211 Waterford Centre Blvd., Suite 100, Austin, TX 78758 and PC Support.com ("Licensee"). In the event of conflict between the License Agreement and this Schedule, the terms of this Schedule shall control.

1.   SOFTWARE PROGRAMS

Licensee is licensing the Infrastructure Software Programs specified below for a period of thirteen months and two weeks (the "Term") commencing on the effective date of this Schedule. During the Term, Licensee may deploy an unlimited number of the Infrastructure Software Programs. In consideration for the twelve-month use rights of the Infrastructure Software Programs granted hereunder Licensee agrees to pay Motive an initial annual fee of $150,000. Upon execution of this Schedule Motive shall issue an invoice for the $150,000.

     Infrastructure Software Programs
     --------------------------------

     Motive Duet Server
     Motive Solo Server
     Motive Integration Server
     Motive Support Desktop
     Motive Studio
     Motive Support Tuner (provided at no additional charge)

2.   USE MODELS AND RIGHTS

A. Customers. Under this Schedule Licensee may use the Infrastructure Software Programs to provide technical support to its Customers. For purposes of this Schedule Customers are customers of Licensee that fall into the following categories:

 .  PC Manufacturers that ship less than 149,000 units per year in North America.
   One Authorized End User equals one unit of product. In the event Licensee wishes to enter into Motive solution based discussions with PC Manufacturer excluded from this definition, Licensee shall request permission from Motive and provided Motive is not currently engaged with the PC Manufacturer the parties will negotiate in good faith the best course of action with respect to a Motive based solution for this PC Manufacturer.

 .  Internet Service Providers (ISP) that have less than 400,000 subscribers. One
   Authorized End User equals one unique subscriber. Motive understands that due to the nature of the ISP market a subscriber base may increase rapidly due to mergers, acquisitions and other market factors. Provided Licensee has signed a Motive based solution contract with an ISP with less than 400,000 subscribers prior to their growth beyond 400,000 subscribers Licensee may continue to sell to this ISP. In the event that an ISP under a Motive based solution contract
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   merges with an ISP that is a current Motive customer, both parties shall work together to find a mutually beneficial resolution.

 .  Small to Medium Companies - companies that have no more than 5,000 employees.
   One Authorized End User equals one employee.

 .  Walk-In Customers - individual consumers to whom Licensee provides Motive powered Internet based technical support via Licensee's Internet Web Site www.pcsupport.com or some other Web Site powered by Licensee.
   -----------------

With the exception of the Motive Support tuner, which may be distributed freely to Customers, and the Motive Support Desktop and Motive Studio, as specified below, all Infrastructure Software Programs must be located at a Licensee site and may only be accessed or used by Licensee employees. Use of the Motive Support Tuner shall be solely for receiving technical support through the Motive system. Any distribution of the Motive Support Tuner, Motive Support Desktop or Motive Studio, as provided for herein, shall be done under an agreement that contains the same protections and restrictions contained in the License Agreement. Licensee shall be liable for any obligations or liabilities over and above those granted in the License Agreement.

With respect to working with ISP Customers (under Model I) and PC Manufacturer Customers (under Model III) the following terms shall apply to the use of the Motive Support Desktop and Motive Studio. Licensee may, upon Motive's prior written approval, provide their Authorized Affiliates with the Motive Support Desktop and Motive Studio. For purposes of this Schedule "Authorized Affiliates" are individuals or companies with whom Licensee has entered into a contract whereby this individual or company has been authorized by Licensee to provide a portion (Level 1, 2 or 3) of the technical support to Licensee's Customers. Any use of the Motive Support Desktop and Motive Studio by the Authorized Affiliate shall be solely for collaborating and providing resolution to technical support requests of Customers entitled to receive Motive based technical support from Licensee. Licensee will escalate and communicate technical support requests or issues to Authorized Affiliate using the Motive Support Desktop. Any resolution or fix provided by Authorized Affiliate shall be passed through the use of the Motive Support Desktop to Licensee who will in
turn provide this solution to the Customer.   Prior to the distribution of the
Motive Support Desktop and Motive Studio Licensee must secure Motive's prior written consent by providing a written request containing the name of the Authorized Affiliate and the quantity of Motive Support Desktops and Motive Studio that will be distributed or deployed.

B. Limited Functionality. During this Term, Licensee may provide Small to Medium Companies and Walk-In Customers with limited self-service technical support ("Limited Support"). Limited Support is restricted to the following self-service capabilities: a) providing Internet browser self-service support, and b) displaying to the Authorized End User the following PC data: memory, disk space, shortcuts, system parameters, and resident hardware and software.
Limited Support may be provided to no more than 400,000 Authorized End Users (Small to Medium Companies and Walk-In Customers only) that are not already signed up to receive any type of service offering from Licensee that incorporates Motive technology. Licensee will track this by assigning a Market Building Self-Service License (MBSSL) to each Authorized End User. A MBSSL allows an Authorized End User to receive Limited Support from Licensee through the use of the Software Programs for a period of twelve (12) months from date of

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assignment.  Licensee may use the MBSSL to harvest data from an Authorized End
User's PC and Licensee may use this data for internal purposes only. Licensee may not use the data harvested with the MBSSL to leverage the selling of non-Motive based products or services. These MBSSLs shall be distributed at no charge to Authorized End Users.

MBSSL are not transferable. Upon Licensee's completion of the distribution of the 400,000 MBSSLs, Licensee and Motive shall negotiate in good faith the terms necessary for the distribution of additional MBSSLs at no additional charge. On a quarterly basis Licensee shall provide Motive with a report detailing the number of MBSSLs that were distributed in the previous quarter.

C. Full Functionality. Based on the following models, Licensee may deploy End User Licenses. An End User License will enable an Authorized End User to receive an unlimited amount of technical support from Licensee through the use of the Infrastructure Software Programs. Based on the type of Customer, the following fees and models shall apply.

     I.   Small to Medium Businesses, Walk-In and ISPs (defined above):

     . For each Customer that signs up for Licensee's fee based Internet technical support offering, Licensee shall assign the applicable number of End User Licenses.

     . End User Licenses must be purchased in quantities of at least 1,000 and are not transferable.

     . All End User Licenses are valid for twelve months starting from the first day of the month following the date of order.

     . Licensee will issue all orders on a Licensee purchase order with all payment terms being net 30 from date of order.

     . Orders may be placed at any time during the Term or any extension thereof.

     . During the first six months of the Term the price payable by Licensee to Motive for each End User License shall be $14 per year. During the remaining six months of the Term the per unit charge for the End User Licenses shall be based on the cumulative price list (below). This means the price shall be determined by adding the total quantity of End User Licenses (excluding the MBSSLs) purchased under this model during the initial six months of the Term and finding the corresponding fee on the applicable row that represents the total number of End User Licenses purchased to date under this Schedule.


               -------------------------------------------------------
                     Number of End Users               Annual Fee
               -------------------------------------------------------
               greater than 25,000                      $25.00
               -------------------------------------------------------
                            25,000                      $21.00
               -------------------------------------------------------
                            50,000                      $17.50
               -------------------------------------------------------
                           100,000                      $14.00
               -------------------------------------------------------
                           250,000                      $11.00
               -------------------------------------------------------
                           500,000                      $ 8.50
               -------------------------------------------------------
                         1,000,000                      $ 6.25
               -------------------------------------------------------
                         2,000,000                      $ 4.50
               -------------------------------------------------------

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     II.    ISP (as defined above) - Dialer Protection Service

     . Under this model Licensee may only use Motive Solo Server and Motive Support Tuner in conjunction with the End User License to support a Dialer Application and network settings. A Dialer Application is used to store, retrieve, and dial phone numbers via a modem to connect to an ISP.

     . End User Licenses must be purchased in quantities of at least 20,000 and are not transferable.

     . All End User License are valid for twelve months starting from the first day of the month following the date of order.

     . Licensee will issue all orders on a Licensee purchase order with all payment terms being net 30 from date of order.

     . Orders may be placed at any time during the Term or any extension thereof.

     . The fee payable by Licensee to Motive for the End User License under this model shall be $1 per Authorized End User or 50% of Licensee's sale price, whichever is greater.

     III.   PC Manufacturers (defined above)

     . Licensee may resell End User Licenses to PC Manufacturers (defined above) for distribution on said PC Manufacturer's product(s). Distribution shall be one End User License for each personal computer
        (PC).

     . The End User Licenses distributed under this model shall be used solely to deliver In-Warranty support to Authorized End Users through the use of a co-branded online support portal.

     . The co-branding of the support portal shall be a Licensee and PC manufacture co-branding but shall maintain the Motive powered logo.

     . This co-branded online support portal shall be powered by the Infrastructure Software Programs licensed to Licensee hereunder and Licensee shall maintain the support portal including the Infrastructure Software Programs.

     . With the exception of the Motive Support Tuner, which shall be included on each unit of product shipped by the PC Manufacturer, the Infrastructure Software Programs shall not be accessed or used by the PC Manufacturer, its agents or subcontractors.

     . End User Licenses must be purchased in quantities of at least 10,000 and are not transferable.

     . All End User Licenses are valid for twelve months starting from the first day of the month following the date of order.

     . Licensee will issue all orders on a Licensee purchase order with all payment terms being net 30 from date of order.

     . Orders may be placed at any time during the Term or any extension thereof.

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     .  The fees payable by Licensee to Motive for the End User License under this model shall be as specified in the table below.

             ------------------------------------------------------------
               Number of End User Licenses           Per Unit (PC) Fee
             ------------------------------------------------------------
                         0-50,000                         $4.25
             ------------------------------------------------------------
                   50,001-100,000                         $3.50
             ------------------------------------------------------------
                  100,001-250,000                         $2.80
             ------------------------------------------------------------
                  250,001-500,000                         $2.20
             ------------------------------------------------------------

As specified in this Section 2, the license term of the End User Licenses shall be twelve months from date or order. Many of these End User Licenses shall be valid beyond the Initial Term of this Agreement. In order to continue to support the End User Licenses beyond the Term, Licensee must renew the Term of this Schedule.

All prices in this Schedule shall be valid until March 2, 2001.

3.   MAINTENANCE, SUPPORT AND ACTIVELINK

During the Term and any renewal thereof, the following shall be included at no additional charge:

     .  5x10 maintenance and support of the Software Programs
     .  ActiveLink Premium Subscription Service

4.   SCHEDULE RENEWAL AND TERMINATION

At the end of the Term, this Schedule and the rights granted herein for the Infrastructure Software Programs shall renew for a second year at the price specified below. Thereafter, it shall continue to renew annually to Motive's then current renewal fees until cancelled by Licensee in accordance with this Section. Licensee may prevent any subsequent renewal by providing Motive with written notice of cancellation at least thirty (30) days prior to the renewal date.

          ------------------------------------------------------------------
                                            Year 2 Infrastructure Software
            Number of End Users*                   Programs Annual Fee
          ------------------------------------------------------------------
            greater than  250,000                      $  150,000
          ------------------------------------------------------------------
                  250,001-500,000                      $  250,000
          ------------------------------------------------------------------
                500,001-1,000,000                      $  500,000
          ------------------------------------------------------------------
              1,000,001-2,000,000                      $  750,000
          ------------------------------------------------------------------
              2,000,001-3,000,000                      $1,000,000
          ------------------------------------------------------------------

          * Number of End Users represents the total number of End User Licenses distributed during the Term.

Upon termination or cancellation of this Schedule, Licensee's rights to all Infrastructure Software Programs and ActiveLink Service shall terminate in accordance with Sections 8 and 7,

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respectively, of the License Agreement. Additionally, Licensee's right to support its Customers through the use of the Infrastructure Software Programs shall terminate.

5.   GENERAL TERMS AND CONDITIONS

     .    All prices are based on Licensee acting as a customer reference.

     .    In addition to the limitations on PC Manufacturers set forth in
          Section 2.A of this Schedule, the following companies, including their subsidiaries and affiliates, are excluded from that definition and Licensee shall not approach them with a Motive based solution or service offering: Dell Computer Corporation, Compaq Computer Corporation, Gateway Companies, Inc., Hewlett-Packard Company, Packard Bell/NEC, Toshiba, Acer, Fujitsu, Apple Computer, International Business Machines Corporation, Midwest Micro, Winbook and Tigre Direct.

     . The ISPs and PC Manufacturers Licensee is authorized to work with under this Schedule shall be limited to the North American operations of these Customers.

     . This Schedule shall be valid only if signed on or before March 13, 2000. All fees exclude taxes.

     . The licenses, use rights and other terms granted under Schedule 1 shall remain unaffected. Additionally, the licenses in each schedule shall be used solely for the purpose set forth in their respective schedules.

Licensee, by its execution hereof, orders and purchases for delivery, under these terms and conditions, the Software Programs and support Services provided in accordance with this Schedule.

Motive Communications, Inc. ("Motive")       PC Support.com ("Licensee")


By: /s/ Christopher A. Burch                 By: /s/ Mike McLean
   --------------------------------             -------------------------------

Name: Christopher A. Burch                   Name: Mike McLean
     ------------------------------               -----------------------------

Title: Director, Business Ops.               Title: President & CEO
      -----------------------------                ----------------------------

Date: March 14, 2000                         Date: Mar 14/00
     ------------------------------               -----------------------------

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